Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333‑159834, 333‑59277, 333‑117431, 333‑135400, 333‑152635, 333‑189955 and 333-220091 on Form S‑8 and one Registration Statement No. 333‑213625 on Form S‑3 of Heritage Commerce Corp of our report dated March 14, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10‑K.

/s/ Crowe LLP
Crowe LLP

Sacramento, California

March 14, 2019